CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the
Prospectus constituting part of this
Registration Statement on Form S-4 of
American Skiing Company of our report
dated October 28, 1996 relating to the
financial statements of American Skiing
Company, which appears in such
Prospectus.  We also consent to the
references to us under the headings
"Experts," "Summary Historical Financial
Data" and "Selected Historical Financial
Data" in such Prospectus.  However, it
should be noted that Price Waterhouse
LLP has not prepared or certified such
"Summary Historical Financial Data" or
"Selected Historical Financial Data."

We hereby consent to the use in the
Prospectus constituting part of this
Registration Statement on Form S-4 of
American Skiing Company of our report
dated June 11, 1996 relating to the
financial statements of Sugarbush Resort
Corporation, which appears in such
Prospectus.  We also consent to the
reference to us under the headings
"Experts" in such Prospectus.

We hereby consent to the use in the
Prospectus constituting part of this
Registration Statement on Form S-4 of
American Skiing Company of our report
dated August 31, 1995 relating to the
financial statements of S-K-I Ltd.,
which appears in such Prospectus.  We
also consent to the references to us
under the headings "Experts," "Summary
Historical Financial Data" and "Selected
Historical Financial Data" in such
Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Summary
Historical Financial Data" or "Selected
Historical Financial Data."

Boston, MA
November 12, 1996